                                                                  Exhibit 10.08



                               STOCKHOLDERS' AGREEMENT

    This STOCKHOLDERS' AGREEMENT dated as of _________________ (this "Agreement") by and among THE HUNTER GROUP, INC., a Maryland corporation (the "Company"), and the other parties now or hereafter listed on Exhibit A hereto (collectively, the "Stockholders").

                                 W I T N E S S E T H:

    WHEREAS, each of the Stockholders is an owner of shares of common stock, without par value, of the Company (the "Common Stock"); and

    WHEREAS, the parties hereto wish to enter into appropriate agreements among themselves to assure continuity in the ownership and management of the Company and to provide a market for the Shares upon the occurrence of certain events which otherwise could be disruptive for the Company.

    Accordingly, the parties hereto agree as follows:

                                      ARTICLE I
                                     DEFINITIONS

    As used herein, the following terms shall have the meanings set forth below:

         (a) "Board" and "Board of Directors" shall mean the Board of Directors of the Company.

         (b) "Change of Control" shall mean (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of more than fifty percent (50%) of the outstanding Common Stock in a non-public sale,
(iii) the dissolution or liquidation of the Company, or (iv) any merger or consolidation of the Company if immediately after such transaction either (A) persons who were directors of the Company immediately prior to such transaction do not constitute at least a majority of the directors of the surviving entity, or (B) persons who hold a majority of the voting stock of the surviving entity are not persons who held a majority of the Common Stock of the Company immediately prior to such transaction.

         (c) "Closing Purchase Price" shall mean the purchase price for Shares repurchased by the Company, as estimated and calculated for the closing of such a repurchase transaction in accordance with Section 5.3 below.

         (d) "Common Stock" shall have the meaning set forth in the recitals to this Agreement.

         (e) "Control Group" shall mean any Stockholder or group of Stockholders owning, in the aggregate, more than two-thirds of the issued and outstanding Shares.

         (f) "Estimated EBIT" shall mean the Company's estimated earnings before interest on long-term obligations and taxes for any fiscal year, as determined by the Board in its sole and absolute discretion.

         (g) "Estimated Fee Income" shall mean the Company's estimated income from consulting fees for any fiscal year, as determined by the Board in its sole and absolute discretion.

         (h) "Estimated Share Value" shall mean the value of Shares as of the end of any fiscal year, determined with reference to Estimated EBIT and Estimated Fee Income, as more fully described in Section 5.3(b) below.

         (i) "Final EBIT" shall mean the Company's earnings before interest on long-term obligations and taxes, consistent with its regularly prepared financial statement, as adjusted in the Board's sole and absolute discretion for certain extraordinary or non-recurring events for any fiscal year.

         (j) "Final Fee Income" shall mean the Company's income from consulting fees, consistent with its regularly prepared financial statement for any fiscal year.

         (k) "Final Purchase Price" shall mean the purchase price at which the Company shall repurchase Shares, calculated in accordance with Article V below.

         (l) "Final Share Value" shall mean the value of Shares as of the end of any fiscal year, determined with reference to Final EBIT and Final Fee Income, as more fully described in Section 5.3(c) below.

         (m) "Options" shall mean options granted under the Stock Option Plan, from time to time outstanding, to purchase newly issued Shares from the Company.

         (n) "Permanent Disability" shall mean a mental or physical condition that, in the opinion of a licensed physician approved by the Board in its sole and absolute discretion, renders a Stockholder permanently incapable of satisfactorily performing his or her usual duties for the Company or the duties of such other position as the Company may make available to him for which he is qualified by reason of training, education or experience.

         (o) "Resignation" shall mean the resignation by a Stockholder of his or her employment with the Company other than in connection with his or her Retirement.

         (p) "Retirement" shall mean the resignation by a Stockholder of his or her employment with the Company on or after age 62, or the Stockholder's retirement, with the Company's consent, prior to age 62.

         (q) "Shares" shall mean shares of Common Stock, without par value, of the Company.

         (r) "Stock Option Plan" shall mean the Company's Employee Non-Qualified Stock Option Plan.

         (s) "Termination for Cause" shall mean, (i) with respect to an employee who is a party to a written employment agreement with the Company containing a definition of "for cause" or "cause" (or words of like import) for purposes of termination of employment thereunder by the Company, "for cause" or "cause" as defined in such agreement, or (ii) with respect to an employee who is not a party to such a written employment agreement with the Company, then upon a determination by the Board, in its sole and absolute discretion, that one or more of the following has occurred: (A) any intentional or willful failure by an employee to substantially perform his or her employment duties which shall not have been corrected within thirty (30) days following written notice thereof, (B) an employee's gross negligence or willful misconduct which is significantly injurious to the Company or any of its subsidiaries or affiliates, (C) any material breach by an employee of any covenant contained in the instrument pursuant to which any Option is granted to such an employee under the Stock Option Plan, or any material breach under any other agreement with the Company to which the employee is a party, or (D) an employee's conviction of or entry of a plea of nolo contendere in respect of any felony, or of a misdemeanor which results in or is reasonably expected to result in material economic or reputational injury to the Company or any of its subsidiaries or affiliates.

         (t) "Transfer" means any sale, transfer, gift, pledge, grant of any security interest, encumbrance, conveyance or other disposition of Shares.

         (u) "Triggering Event" means the termination of a Stockholder's employment with the Company, which termination gives rise to the Company's repurchase of Shares from such Stockholder hereunder.

                                      ARTICLE II
                                 TRANSFERS OF SHARES

    2.1 In General. No Stockholder shall engage in any Transfer of his Shares without the written consent of the holders of two-thirds of the issued and outstanding Shares, except in accordance with the terms of this Agreement, and any attempted transfer in violation of this Agreement shall be null and void and not recognized for any purpose.

    2.2 Transfers of Shares to Third Parties. Except as otherwise permitted by Section 2.1 above or Article III below, if any Stockholder (in this capacity, a "Selling Stockholder") desires to engage in a Transfer of all or any portion of his Shares (the "Transferable Shares") by any means whatsoever, such Selling Stockholder shall first offer such Transferable Shares for purchase or acquisition by the Company as hereinafter provided:

         (a) Notice. The Selling Stockholder shall give written notice (the "Selling Stockholder's Notice") to the Company, stating the date thereof, the number of Transferable Shares, the name and address of the proposed transferee, and the price, if any, per Transferable Share offered by the proposed transferee and other terms and conditions of the proposed Transfer.

         (b) Company Right of Purchase. The Company shall have the right and option to purchase all or any of the Transferable Shares on the same terms as the proposed Transfer, subject to Section 2.2(e) below. The Company's option may be exercised only in writing delivered to the Selling Stockholder within fifteen (15) days after the date of the Selling Stockholder's Notice, stating the number of Transferable Shares which the Company desires to purchase. Any Transfer of Transferable Shares to the Company under this Section 2.2(b) shall be consummated within ninety (90) days after the date of the Selling Stockholder's Notice.

         (c) Sale to Proposed Transferee. If all of the Transferable Shares are not purchased by the Company, then the Selling Stockholder may Transfer such unpurchased Transferable Shares to the proposed transferee on terms not more favorable to the proposed transferee than those described to the Company in the Selling Stockholder's Notice, subject to the remaining provisions of this Agreement; provided, however, that the proposed transferee shall become a party to this Agreement.

         (d) Re-offer on Failure to Sell. If the Selling Stockholder fails to consummate a sale or transfer to the proposed transferee on the terms and conditions set forth in the Selling Stockholder's Notice within ninety (90) days after the date of the Selling Stockholder's Notice, then no sale or transfer of Transferable Shares may be made thereafter to the proposed transferee or to any other transferee without again complying with the provisions of this Section 2.2.

    (e) Purchase Price. The purchase price for any Share purchased by the Company under this Section 2.2 shall be equal to the lesser of: (i) the Final Purchase Price (as described in Section 5 below); and (ii) if the proposed Transfer is a sale, the per-Share price offered by the proposed purchaser and identified in the Selling Stockholder's Notice.

    2.3 Option Upon Involuntary Transfer. If other than by reason of the death of any Stockholder, any Shares are transferred by operation of law to any person other than the Company, or if (a) a Stockholder shall be adjudicated as bankrupt or make an assignment for the benefit of creditors;
(b) bankruptcy proceedings in which a Stockholder is alleged to be insolvent or unable to pay his debts as they mature are instituted by or against him, and he consents thereto or admits in writing the material allegations of the petitions filed in those proceedings; (c) a Stockholder's Shares are attached; (d) any judgment is obtained in any legal or equitable proceeding against a Stockholder and the sale of his Shares is contemplated or threatened under legal process as a result of that judgment; (e) any execution process is issued against a Stockholder's Shares; or (f) any other form of legal proceeding or process is instituted by which a Stockholder's Shares may be sold or transferred voluntarily or involuntarily and the same remains undismissed for sixty (60) days, then such transfer or event shall be deemed to be the giving of a Selling Stockholder's Notice under Section 2.2(a) hereof, whereupon the Company may purchase the Shares upon the same terms as set forth in Section 2.2.

                                     ARTICLE III
                               FUNDAMENTAL TRANSACTIONS

    3.1 Tag-Along. If at any time any Control Group enters into any agreement or transaction with a third party for the sale or tender of Shares of Common Stock, including, without limitation, in connection with a Change of Control transaction, such Control Group shall not be required to comply with the provisions of Section 2.2 above, but shall instead (i) give each other Stockholder notice of the opportunity to sell or tender his Shares (including an address for Stockholder notices to the Control Group pursuant to this Section 3.1) at least five (5) days in advance of the sale or the date that such tender is required, and (ii) require the proposed transferee to purchase the same proportionate number of Shares owned by the other Stockholders as the Stockholders in the Control Group propose to sell of the Shares owned by them, for the same price and upon the same terms and conditions applicable to the Stockholders in the Control Group in the transaction. A Stockholder may exercise his right to participate in the sale by giving written notice to the Control Group within five (5) days after the date of the notice of the transaction delivered under clause (i) above, at the address set forth therein. Nothing contained in this Section 3.1 shall confer upon any Stockholder a right to sell or tender Shares owned by him to any proposed transferee in connection with any transaction entered into by the Company for the purpose of raising additional equity.

    3.2 Drag-Along. If at any time any Control Group enters into any agreement or transaction with a third party for the sale or tender of Shares of Common Stock, including, without limitation, in connection with a Change of Control transaction, such Control Group shall not be required to comply with the provisions of Section 2.2 above, and the Company and/or such Control Group may require each other Stockholder to participate in such transaction by giving such other Stockholders written notice thereof at least five (5) days in advance of the date of the transaction or the date that tender is required, as the case may be. Upon receipt of such notice, each Stockholder shall tender the same proportionate amount of Shares owned by him as the Stockholders in the Control Group propose to sell or tender of the Shares owned by them, on the same terms and conditions applicable to the Stockholders in the Control Group in the transaction.

    3.3 Stockholder Approval of Change of Control Transactions. Notwithstanding anything contained herein to the contrary, if at any time any Control Group proposes to enter into any Change of Control transaction, such Control Group may require each other Stockholder to vote in favor of such transaction, where approval of the Stockholders is required by law or otherwise sought, by giving all of the Stockholders notice thereof within the time prescribed by law and the Company's charter and by-laws for giving notice of a meeting of Stockholders called for the purpose of approving such transaction. If the Control Group requires such vote, each Stockholder agrees that he or she will, if requested, deliver his or her proxy to the person designated by the Control Group to vote his or her Shares in favor of such Change of Control transaction.

                                      ARTICLE IV
                 DISPOSITION OF SHARES UPON TERMINATION OF EMPLOYMENT

    4.1 Resignation, Termination Without Cause, Death, Disability or Retirement. Upon and after the Resignation, death, Permanent Disability or Retirement of any Stockholder, or if the employment of any Stockholder is terminated by the Company other than by reason of a Termination for Cause, the Company may, at any time and from time to time prior to the first anniversary of the termination of such Stockholder's employment, at its election, repurchase, and such Stockholder (or the personal or legal representatives, heirs, beneficiaries, legatees or devisees of a Stockholder who is deceased or Permanently Disabled, as the case may be) shall thereupon be required to sell to the Company, all or any of such Stockholder's Shares, for a purchase price equal to the market price or the Final Purchase Price, as determined in accordance with Article V below.

    4.2 Termination for Cause. In the event of the Termination for Cause of any Stockholder, the Company may, at any time and from time to time prior to the first anniversary of the termination of such Stockholder's employment, repurchase, and such Stockholder shall thereupon be required to sell to the Company, any Shares owned by such Stockholder at a price equal to the lower of (i) the value of the consideration paid by such Stockholder for the Shares (which, in the case of Shares acquired pursuant to the exercise of Options shall be equal to the exercise price of such Options), or (ii) the Final Purchase Price determined in accordance with Article V below, if there is no public market for the Common Stock, or (iii) the closing price per Share on the date of the Termination for Cause, if there is then a public market for the Common Stock.

                                      ARTICLE V
                                    PURCHASE PRICE

    5.1  General.

         (a) If there is then a public market for the Common Stock, the purchase price for each Share purchased by the Company pursuant to Section
2.2 (subject to Section 2.2(e) thereof) or Section 4.1 of this Agreement shall be equal to the closing price per Share on the date of the Triggering Event.

         (b) If there is no public market for the Common Stock on the date of a Triggering Event, the purchase price for shares purchased by the Company pursuant to Section 2.2 (subject to Section 2.2(e) thereof) or Section 4.1 of this Agreement shall be equal to the Final Purchase Price, determined in accordance with Section 5.3 and 5.4 below.

    5.2  Payment.

         (a) Payment of the purchase price for any Shares purchased by the Company under this Agreement shall be made by the Company as follows: (i) an amount equal to at least twenty percent (20%) of the purchase price (or, if the purchase price is to be equal to the Final Purchase Price, then twenty per cent (20%) of the Closing Purchase Price) shall be paid in cash at the time of the Share repurchase, and (ii) the balance of the purchase price shall be paid in no more than four (4) equal annual installments in accordance with the terms of a promissory note in the form attached hereto as Exhibit B (the "Note") in an original principal amount equal to the balance of the purchase price (or, if the purchase price is to be equal to the Final Purchase Price, then the balance of the Closing Purchase Price), with interest on the outstanding principal balance set at the rate then applicable to the Company's line of credit less one percent (1%). If the purchase price is to be equal to the Final Purchase Price, then the principal amount of the Note and the payments thereunder shall be adjusted upon determination of the Final Purchase Price in accordance with Section 5.2(b) below.

         (b) If the purchase price is to be equal to the Final Purchase Price, then the Company shall determine the Final Purchase Price within one-hundred twenty (120) days after




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the end of the fiscal year in which the Triggering Event takes place.  To the extent that the Final Purchase Price exceeds or is less than the Closing Purchase Price, the principal amount of the Promissory Note will be deemed to be increased or decreased, respectively, by the amount of such excess or shortfall. Any remaining payments of principal under the Promissory Note shall be ratably adjusted in a like manner, and interest shall be deemed to have commenced to accrue on the principal amount, as adjusted, as of the original date of the Note.

    5.3  Determination of Closing Purchase Price.

         (a)  The Closing Purchase Price shall be equal to:

               (i) the Final Share Value as of the end of the fiscal year immediately prior to the fiscal year in which the Triggering Event takes place, plus or minus, as the case may be,

              (ii) (x) the difference between the Estimated Share Value as of the end of the fiscal year in which the Triggering Event takes place, less the Final Share Value as of the end of the fiscal year immediately preceding the fiscal year in which the Triggering Event takes place, times

                   (y) the number of whole months in the fiscal year in which the Triggering Event takes place that elapsed prior to the date of the Triggering Event, divided by twelve.

              (iii) The Closing Purchase Price, as determined in accordance with items (i) and (ii) above, or any of the components thereof, may be adjusted in any manner deemed appropriate or advisable by the Board of Directors in its sole discretion.

         (b) For purposes of the foregoing, "Estimated Share Value" shall be equal to the product of:

              (i) the sum of: (x) 80% times the product of 1.6 times Estimated Fee Income, plus (y) 20% times the product of 8 times Estimated EBIT, times

               (ii) a fraction, the numerator of which shall be equal to the number of Shares being repurchased, and the denominator of which shall be equal to the sum of:

                   (x) the total number of shares of Common Stock issued and outstanding on the last day of the month immediately preceding the Triggering Event, plus

                   (y) the total number of Shares issuable upon exercise of all Options issued and outstanding on the last day of the month immediately preceding the Triggering Event.

         (c) For purposes of the foregoing, "Final Share Value" shall be calculated in the same manner as the Estimated Share Value, except that Final Fee Income and Final EBIT shall be used in place of Estimated Fee Income and Estimated EBIT, respectively.

    5.4 Determination of Final Purchase Price. The Final Purchase Price shall be calculated in the same manner as the Closing Purchase Price, except that Final Share Value, rather than Estimated Share Value, shall be used with respect to the fiscal year in which the Triggering Event takes place.

    5.5. Availability of Funds to Purchase Shares. If, at the time the Company desires or is obligated hereunder to purchase any Shares, the Company does not have funds readily available for the purchase of all or a portion of those Shares, then (a) the Company shall purchase that number of Shares which it readily may purchase, (b) the Company shall remain obligated to purchase (and the affected Stockholder shall remain obligated to sell) any remaining Shares as to which the Company has given any notice required by this Agreement at such time or times as it has funds legally available for such purchase. For purposes of this Section 5.5, the Company shall under no circumstances be deemed to have funds "readily available" if they are not also legally available under Maryland law, provided that funds shall not necessarily be deemed to be "readily available" solely because they are legally available under Maryland law.

                                      ARTICLE VI
                                RESTRICTIVE COVENANTS

    6.1 Covenant Not to Employ. For so long as a Stockholder owns Shares of the Company, and for a twelve (12) month period thereafter, such Stockholder agrees that he or she will not employ or solicit the employment of any Company employee or any of the Company's consultants, subcontractors or independent contractors. Nothing herein shall be construed to prohibit any person from soliciting or employing any Company employee, consultant, subcontractor or independent contractor who was terminated by the Company primarily for economic or budgetary reduction purposes.

    6.2  Covenant Not to Solicit.

         (a) For so long as a Stockholder owns Shares of the Company, and for a twelve (12) month period thereafter, such Stockholder agrees that he or she will not render, directly or indirectly, any services of an advisory or consulting nature similar in character to those offered by the Company, whether as an employee or otherwise, and whether paid or unpaid, to any business which is a client or "active prospect" (defined below) of the Company. The provisions of this Section 6.2(a) shall not apply where the Stockholder's employment with the Company was terminated by the Company primarily for economic or budgetary reduction purposes.

         (b) For so long as a Stockholder owns Shares of the Company, and for a twelve (12) month period thereafter, such Stockholder agrees that he or she will not contact any clients or "active prospects" (defined below) of the Company for the purposes of soliciting, selling, or both, to any of said clients or active prospects any products or services similar to the products or services of the Company; nor will he or she in any way directly or indirectly, for himself or herself or on behalf of, or in connection with any other person, persons, firm, partnership, corporation, or company, solicit, divert, or take away any such clients or active prospects of the Company.

         (c) For purposes of Sections 6.2(a) and 6.2(b), the term "active prospects" is defined as those persons, firms, or corporations with whom the Company is, or has been actively engaged in the solicitation or negotiation of, business opportunities at any time during the six (6) month period preceding the later of the termination of a Stockholder's employment with the Company or the sale or other disposition by the Stockholder of all of his or her Shares.

    6.3  Noncompetition Agreement

         (a) For so long as a Stockholder owns Shares of the Company, such Stockholder agrees that he or she will not render, directly or indirectly, any services of an advisory or consulting nature similar in character to those offered by the Company, whether as an employee or otherwise, and whether paid or unpaid, to any business which is a competitor (as defined below) of the Company.

         (b) For so long as a Stockholder owns Shares of the Company, such Stockholder agrees that he or she will not, either alone or as a member of a partnership or joint venture, as a beneficiary or a trust, or as an officer, director, stockholder of or investor in any other corporation or enterprise, or otherwise (except as an investor in securities publicly held and listed on a national securities exchange) be engaged in the ownership or management of any business or activity which is a "competitor" (as defined below) of the Company.

         (c) For the purposes of this Section 6.3, the term "competitor" is defined as those persons, firms or corporations which provide consulting, systems implementation, systems integration, or advisory services in the areas of Human Resources or Financial Accounting systems.

         (d) The provisions of this Section 6.3 shall not apply where the Stockholder's employment with the Company was terminated by the Company primarily for economic or budgetary reduction purposes.

                                     ARTICLE VII
                                 REGISTRATION RIGHTS

    7.1 Piggyback Registration. If the Company at any time proposes to register any of its securities under the Securities Act for sale to the public, whether for its own account or for the account of other security holders or both (except with respect to registration statements on Forms S-4, S-8 or another form not available for registering the Shares for sale to the public, or any successor thereto), it will give written notice thereof to the Stockholders not less than 10 days prior to the filing of its registration statement. Upon the written request of any Stockholder received by the Company within 5 days after the Company's notice, the Company shall use its best efforts to cause the Shares as to which registration has been so requested to be included in the securities covered by its registration statement.

    7.2 Limitations. A Stockholder's right to have his or her Shares registered under this Article VII shall be on a basis fully subordinated to the Company such that if any registration shall involve an underwritten public offering of Common Stock, the total number of Shares owned by Stockholders that are to be included in such an underwriting may be reduced, if the managing underwriter believes that such inclusion would adversely affect the marketing of the securities to be sold by the Company, on a pro rata basis among all of the Stockholders requesting registration based upon the number of Shares that each such Stockholder had requested to have registered. Notwithstanding the foregoing provisions, the Company may withdraw any registration statement referred to in this Article VII without incurring any liability to any Stockholder.

                                     ARTICLE VIII
                                    MISCELLANEOUS

    8.1 Legend on Certificates. Each of the Stockholders and their respective transferees permitted under this Agreement shall cause the following legend to be conspicuously noted upon all certificates representing Shares of the Common Stock of the Company now or hereafter owned by each of them:

    "Transfer of any interest in the securities represented by this certificate is subject to a Stockholders' Agreement dated _________________ by and among THE HUNTER GROUP, INC., a Maryland corporation, and the other parties named therein, and no such transfer may be made without compliance with that Agreement."

    "The Securities represented by this certificate have not been registered under the Federal Securities Act of 1933 or the applicable securities act of any state but have been issued in reliance upon exemptions from registration contained in said acts. No sale, offer to sell or other transfer of the securities represented by this certificate may be made unless a registration statement under said acts is in effect with respect to the securities, or an exemption from the registration provisions of such acts is then applicable."

    8.2 Notices. Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed to have been validly given if delivered by hand or mailed first-class, postage prepaid, (a) if to the Company, at its then executive office, (b) if to a Stockholder, at his address as then shown on the Company's records, or at such other address as he may have designated in writing to the Company, and (c) if to a Selling Stockholder or Control Group, to the address specified in the Selling Stockholders' Notice or other notice given by the Control Group under Article III.

    8.3 Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Company, the Stockholders, and their respective transferees, heirs, personal representatives, successors and assigns. None of the Stockholders may assign this Agreement or any of his rights or obligations hereunder.

    8.4 Entire Agreement; Amendment. This Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings related to the subject matter hereof. This Agreement may not be amended or modified except by a writing executed by all of the parties hereto.

    8.5 Severability. If any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be effected or impaired thereby.




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

    8.6 Headings. The headings contained in this Agreement are for reference purposes only and shall not effect the meaning or interpretation of this Agreement.

    8.7 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute but one and the same instrument.

    8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Maryland.

    8.9 Arbitration. The parties agree that any dispute arising under or in connection with this Agreement shall be resolved by final and binding arbitration conducted in Baltimore, Maryland in accordance with the Commercial Rules of the American Arbitration Association.

    IN WITNESS WHEREOF, each of the parties hereto have executed and delivered this Agreement as of the date set forth opposite its or his name.

                                              THE HUNTER GROUP, INC.


Date of Execution:                             By:
                   ------------------------       ----------------------------

                                               Name:
                                                    --------------------------

                                               Title:
                                                     -------------------------


Date of Execution:
                   -------------------------   -------------------------------
                                               Terry L. Hunter, Stockholder




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

                    [SIGNATURE PAGE FOR ADDITIONAL SHAREHOLDERS --
                           MAY BE DUPLICATED FOR ADDITIONAL
                          SIGNATURES, INCLUDING COUNTERPART
                              SIGNATURES, AS NECESSARY]

    IN WITNESS WHEREOF, the parties have executed and delivered, and have agreed to become bound by, the provisions of the Stockholders' Agreement by and among The Hunter Group, Inc. and the other parties listed on Exhibit A thereto, as the same may be from time to time amended, modified or supplemented, as of the date indicated below.

Date of Execution:
                  ------------------------       -----------------------------

                                                 Print Name:
                                                            ------------------

                                      EXHIBIT A

                                     STOCKHOLDERS

                                      EXHIBIT B

                                   PROMISSORY NOTE

$_________________                                         _____________, 19__
                                                           Baltimore, Maryland

         For value received, The Hunter Group, Inc., a Maryland corporation ("Hunter"), promises to pay to the order of ___________________ ("Stockholder") at _________________________, in lawful money of the United States, the principal sum of _________________________ DOLLARS ($_____________), with interest thereon at a rate of _____% (which is equal to the current rate applicable to Hunter's line of credit with _________________________ [Bank], less one percent (1%)), payable in [FOUR]
equal installments of principal and interest of ________________ DOLLARS ($__________) each, beginning on the first day of ______________, 19___ and on _______________________ __ in each year thereafter until paid in full on _______________, 19___. Hunter may prepay this Note in whole or part at any time without penalty.

    If Hunter defaults in the payment when due of all or any part of any unpaid principal or interest hereunder, and such failure continues without cure for twenty (20) days after written notice to Hunter (an "Event of Default"), then the whole and entire balance of unpaid principal shall become immediately due and payable at the option of Stockholder, without notice or demand upon Hunter, and Hunter agrees to pay all costs and collection charges incurred by Stockholder, including court costs and reasonable attorneys' fees. Hunter hereby waives presentment, demand and protest and notice of presentment, demand, and protest of this Note.

     The principal amount of this Note shall be subject to increase or decrease, respectively, by the amount of any excess or shortfall determined in accordance with the terms of Article V of the Stockholders' Agreement dated ________________ between Hunter and the Stockholder. Any remaining payments of principal due hereunder shall be ratably adjusted in a like manner, and interest shall be deemed to have commenced to accrue on the principal amount, as adjusted, as of the original date of the Note.

    Any notice required or permitted to be given hereunder shall be given in writing and shall be deemed to have been validly given if delivered by hand or mailed first-class, postage prepaid, (a) if to Hunter, at its then executive office, and (b) if to a Stockholder, at his address as then shown on Hunter's records, or at such other address as he may have designated in writing to Hunter.

    This Note shall be governed by, and construed in accordance with, the laws of the State of Maryland.

                                  THE HUNTER GROUP, INC.


                                  By:
                                     -----------------------------------

                                  Name:
                                       ---------------------------------

                                  Title:
                                        --------------------------------




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